Exhibit 10.21
ENVIRI II CORPORATION
2026 OMNIBUS INCENTIVE PLAN
1.    Purpose; Eligibility.
1.1    General Purpose. The name of this plan is the Enviri II Corporation 2026 Omnibus Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Enviri II Corporation, a Delaware corporation (the “Company”), and any Affiliate to attract, retain, and motivate Employees, Consultants, and Directors who will contribute to both the Company’s short- and long-term success; (b) provide incentives that align the interests of Employees, Consultants, and Directors with those of the shareholders of the Company; and (c) drive long-term stockholder value.
1.2    Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants, and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants, and Directors after the receipt of Awards; provided, that in each case, such person may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.
1.3    Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards.
2.    Definitions.
“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company.
“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.
“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, a Cash Award, or an Other Equity-Based Award.
“Award Agreement” means a written agreement, contract, certificate, or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board” means the board of directors of the Company, as constituted at any time.
“Cash Award” means an Award denominated in cash that is granted under Section 10.
“Cause” means (a) with respect to any Employee or Consultant, unless the applicable Award Agreement states otherwise: (i) if the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of “Cause,” the definition contained therein; or (ii) if no such agreement exists, or if such agreement does not define “Cause”: (1) the commission of, or plea of guilty or no contest to, a felony (or its equivalent) or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (2) conduct that brings or is reasonably likely to bring the Company or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute; (3) gross negligence or willful misconduct with respect to the Company or an Affiliate; (4) material violation of state or federal securities laws; or (5) material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; and (b) with respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) a breach of the Director’s duty of loyalty to the Company or its stockholders; (ii) an act or omission not in good faith or which involved intentional misconduct or a knowing violation of law; or (iii) a transaction from which the Director derived any improper personal benefit. The Committee, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause. If the Committee or, in the case of a Director, the Board, first discovers facts that would have established “Cause” for termination, and those facts were not known by the Committee or the Board at the time of the termination, then the Committee or the Board, as applicable, may provide the Participant with written notice, including the facts establishing that the purported “Cause” was not known at the time of the termination, in which case the Participant’s termination of employment will be considered a termination for “Cause.”
“Change in Control” means:
(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation, statutory share exchange or similar form of corporate transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (a “Sale”), other than to a subsidiary of the Company, it being understood that so long as the Company and its subsidiaries operate both the “Harsco Environmental” business and the “Harsco Rail” business, the direct or indirect sale, transfer, conveyance, or other disposition of one such business segment (or any portion thereof) shall not constitute a sale, transfer, conveyance, or other disposition of all or substantially all of the assets of the Company and its subsidiaries for purposes of this subsection (a);
(b) individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a Director after the Effective Date whose election or nomination for election to the Board was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote to appoint the Director under the terms of the Company’s bylaws or by approval of the proxy statement of the Company in which such Person is named as a nominee for Director without written objection to such nomination) shall be an Incumbent Director; and provided, further, that no individual initially elected or nominated as a Director as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board (including by reason of any agreement intended to avoid or settle an actual or threatened election or proxy contest) shall be an Incumbent Director;
(c) the date that is ten business days prior to the consummation of a complete liquidation or dissolution of the Company;
(d) any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Company Voting Securities”); provided, however, that an event described in this subsection (d) will not constitute a Change in Control if it is the result of any of the following acquisitions: (i) any acquisition by the Company or any subsidiary of the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, or (iii) any Non-Qualifying Transaction (as defined in subsection (e) of this definition); or
(e) the consummation of a reorganization, merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or for the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:
(i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”) or (B) if applicable, the ultimate parent entity that directly or indirectly Beneficially Owns sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, by shares or other securities into which the Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company Voting Securities among the holders thereof immediately prior to the Business Combination;
(ii) no Person (other than (A) the Company, (B) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company, or (C) a Person who, immediately prior to the Business Combination, was the Beneficial Owner of 35% of the outstanding Company Voting Securities) is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and
(iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (a Business Combination that satisfies all (i), (ii), and (iii), a “Non-Qualifying Transaction”).
“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
“Committee” has the meaning set forth in Section 3.3.
“Common Stock” means the common stock, $0.00001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.
“Company” means Enviri II Corporation, a Delaware corporation, and any successor thereto.
“Consultant” means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director.
“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant, or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant, or Director or a change in the entity for which the Participant renders such service; provided, that there is no interruption or termination of the Participant’s Continuous Service; provided, further, that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether the Participant’s Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave, or any other personal or family leave of absence, and such decision shall be final, conclusive and binding. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of the Participant’s Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.
“Deferred Stock Units” has the meaning set forth in Section 8.1(b).
“Director” means a member of the Board.
“Disability” means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, that, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.1, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.1 within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
“Effective Date” shall mean [DATE], 2026.
“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date, the value of the Common Stock as determined as follows: (a) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination; or (b) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons. The Committee is authorized to adopt another fair market value pricing method; provided, that such method is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
“Free Standing Rights” has the meaning set forth in Section 7.
“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.
“ISO Limit” has the meaning set forth in Section 4.2.
“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
“Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
“Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.
“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.
“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Cash Award, or Performance Share Award that is granted under Section 10 and is payable by delivery of Common Stock or which is measured by reference to the value of Common Stock.
“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion, including, without limitation, (a) net earnings; (b) earnings per share; (c) net debt; (d) revenue or sales growth; (e) net or operating income; (f) net operating profit; (g) return measures (including, but not limited to, return on assets, capital, equity, or sales); (h) cash flow (including, but not limited to, operating cash flow, distributable cash flow, and free cash flow); (i) earnings before or after taxes, interest, depreciation, amortization, or rent; (j) share price (including, but not limited to growth measures and total stockholder return); (k) expense control or loss management; (l) customer satisfaction; (m) market share; (n) economic value added; (o) working capital; (p) the formation of joint ventures or the completion of other corporate transactions; (q) gross or net profit margins; (r) revenue mix; (s) operating efficiency; (t) product diversification; (u) market penetration; (v) measurable achievement in quality, operation, or compliance initiatives; (w) quarterly dividends or distributions; (x) employee retention or turnover; (y) funds from operations or adjusted funds from operations; (z) any other individual, operational, financial, or other goal as may be determined by the Committee; or (aa) any combination of or a specified increase in any of the foregoing.
“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award, Other Equity-Based Awards, or a Cash Award.
“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.
“Performance Share Award” means any Award granted pursuant to Section 9.
“Person” means any “person” or “group,” as those terms are used in Section 13(d) of the Exchange Act.
“Plan” means this Enviri II Corporation 2026 Omnibus Incentive Plan, as amended or amended and restated from time to time.
“Related Rights” has the meaning set forth in Section 7.
“Restricted Award” means any Award granted pursuant to Section 8.
“Restricted Period” has the meaning set forth in Section 8.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
“Securities Act” means the Securities Act of 1933, as amended.
“Share Limit” has the meaning set forth in Section 4.1.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value on the date of exercise, over (b) the exercise price specified in the Award Agreement.
“Stock for Stock Exchange” has the meaning set forth in Section 6.4.
“Substitute Awards” has the meaning set forth in Section 4.6.
“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
3.    Administration.
3.1    Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:
(a)    to construe and interpret the Plan and apply its provisions;
(b)    to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
(c)    to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(d)    to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;
(e)    to determine when Awards are to be granted under the Plan and the applicable Grant Date;
(f)    from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;
(g)    to determine the number of shares of Common Stock to be made subject to each Award;
(h)    to determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock Option;

(i)    to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;
(j)    to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s), and the number of Performance Shares earned by a Participant;
(k)    to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment materially impairs a Participant’s rights or materially increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent;
(l)    to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment or Continuous Service for purposes of the Plan;
(m)    to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments;
(n)    to interpret, administer, reconcile any inconsistency in, correct any defect in, or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and
(o)    to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
The Committee also may modify the purchase price or the exercise price of any outstanding Award; provided, that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.
3.2    Committee Decisions Final. All decisions made by the Committee or the Board pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.
3.3    Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated in accordance with Applicable Laws. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to Applicable Laws and such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
3.4    Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more Officers or members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.
3.5    Indemnification. No member of the Board or the Committee (or any of their delegates) will be liable for any action, failure to act, determination, or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company will indemnify each member of the Board and the Committee (and their delegates) for all costs and expenses and, to the extent permitted by Applicable Laws, any liability incurred in connection with defending against, responding to, negotiating for the settlement of, or otherwise dealing with any claim, cause of action, or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder; provided, that no Board or Committee member (or any delegate thereof) may settle any such claim without the written consent of the Board.
4.    Share Limitations.
4.1    Subject to any adjustment in accordance with Section 14, no more than 5,700,000 shares of Common Stock shall be available for the grant of Awards under the Plan (the “Share Limit”). Shares of Common Stock available for issuance under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares reacquired by the Company in any manner.
4.2    Subject to any adjustment in accordance with Section 14, no more than 5,700,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

4.3    Awards granted under the Plan that may be settled in shares of Common Stock (“Stock-Settled Awards”) shall be counted against the Share Limit to the maximum extent such Awards may be settled in shares under their terms, and Awards that are not Stock-Settled Awards shall not be counted against the Share Limit. While Stock-Settled Awards remain outstanding, the Company shall keep available under the Share Limit at all times the number of shares of Common Stock required to satisfy all such Awards to the maximum extent such Awards may be settled in shares under their terms.
4.4    Any shares of Common Stock subject to a Stock-Settled Award that expires or is canceled, forfeited, or terminated, without issuance of the full number of shares of Common Stock to which the Award related, will again be available for issuance under the Plan.
4.5    Notwithstanding the foregoing, shares subject to a Stock-Settled Award shall not again be available for issuance under the Plan if such shares are (a) tendered in payment of an Option’s exercise price, (b) delivered to, or withheld by, the Company to satisfy any tax withholding obligation, or (c) not issued upon settlement of the Award (other than by reason of expiration, cancellation, forfeiture, or termination without issuance as contemplated by Section 4.4).
4.6    Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count against the Share Limit.
4.7    The maximum value of Awards granted during a single fiscal year of the Company to any Non-Employee Director, together with any cash fees paid to such Non-Employee Director during such fiscal year, shall not exceed $750,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).
5.    Eligibility.
5.1    Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants, and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants, and Directors following the Grant

Date; provided, that in each case, such individuals may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.
5.2    Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.
6.    Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
6.1    Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten years from the Grant Date. The term of a Non-Qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, that no Non-Qualified Stock Option shall be exercisable after the expiration of ten years from the Grant Date.
6.2    Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
6.3    Exercise Price of a Non-Qualified Stock Option. The Option Exercise Price of each Non-Qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-Qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.
6.4    Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise procedure through a registered broker-dealer that is, from time to time, deemed acceptable by the Committee; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price on the date of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.
6.5    Transferability of Options. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Upon written approval by the Committee, a Non-Qualified Stock Option may be transferable to anyone who is a “family member” of the Participant within the meaning of Form S-8 under the Securities Act.
6.6    Vesting and Exercisability of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.
6.7    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

6.8    Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.
7.    Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).
7.1    Grant Requirements for Related Rights. Any Related Right that relates to a Non-Qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.
7.2    Term. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.
7.3    Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right or related Option. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash, or a combination thereof, as determined by the Committee.
7.4    Exercise Price. The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. Notwithstanding the foregoing, a Stock Appreciation Right may be granted with an exercise price lower than that set forth in the preceding sentence if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another stock appreciation right in a manner satisfying the provisions of Section 409A of the Code. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of this Section 7 are satisfied.
7.5    Transferability Stock Appreciation Rights. Upon written approval by the Committee, a Stock Appreciation Right may be transferable to anyone who is a “family member” of the Participant within the meaning of Form S-8 under the Securities Act.
7.6    Vesting and Exercisability of Stock Appreciation Rights. Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.
7.7    Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.
8.    Restricted Awards. A “Restricted Award” is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
8.1    Restricted Stock and Restricted Stock Units.
(a)    Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided, that any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
(b)    The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit or Deferred Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.
8.2    Restrictions.
(a)    Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (ii) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (iii) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (iv) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.
(b)    Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (i) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (ii) such other terms and conditions as may be set forth in the applicable Award Agreement.
8.3    Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.
8.4    Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 8.2 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8.1(b) and the interest thereon, if any, or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units.

8.5    Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.
9.    Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
9.1    The Committee shall have the discretion to determine: (a) the amount of cash and/or number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (b) the Performance Period applicable to any Award; (c) the conditions that must be satisfied for a Participant to earn an Award (including the applicable Performance Goals); and (d) the other terms, conditions, and restrictions of the Award.
9.2    Performance Goals may be in respect of the performance of the Company, any of its Affiliates, its divisions, or any combination thereof. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.
9.3    The Committee may adjust the Performance Goals in respect of a Performance Share Award after it has been issued to reflect the impact of specified events, including any one or more of the following with respect to the Performance Period: (a) the gain, loss, income, or expense resulting from changes in accounting principles or laws that become effective during the Performance Period; (b) the gain, loss, income, or expense reported by the Company with respect to the Performance Period that are extraordinary or unusual in nature, or infrequent in occurrence; (c) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (d) the gain or loss from all or certain claims or litigation, and all or certain insurance recoveries relating to claims or litigation; (e) the impact of investments, acquisitions or dispositions made during the year or, to the extent provided by the Committee, any prior year; (f) the impact of fluctuations in foreign currency exchange rates; or (g) other extraordinary or unusual events as determined by the Committee. The events may relate to the Company as a whole or to any part of the Company’s Affiliates or divisions, as determined by the Committee. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.
9.4    The number of Performance Shares earned by a Participant will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.
10.    Other Equity-Based Awards and Cash Awards. The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Other Equity-

Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine.
11.    Compliance with Applicable Laws. Each grant of an Award and the issuance of shares of Common Stock in settlement of the Award is subject to compliance with all Applicable Laws. Further, if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of shares of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any Applicable Laws, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of shares, no Awards will be, or will be deemed, granted, nor may any payment be made or shares issued in respect thereof, in whole or in part, unless listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any Person exercising or settling an Award is required to make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other Applicable Laws.
12.    Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.
13.    Miscellaneous.
13.1    Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
13.2    Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 14.
13.3    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

13.4    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of such Participant’s services for the Company or its Affiliates is reduced (for example, and without limitation, if the Participant is an Employee and the Participant has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the Grant Date of any Award to the Participant, the Committee may determine, to the extent permitted by Applicable Laws, to (a) make a corresponding reduction in the number of shares of Common Stock or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction or extension, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
13.5    Withholding Obligations. The Company and its Affiliates may withhold at up to the maximum allowable withholding rate from any payment of cash or distribution of shares of Common Stock or other property to a Participant or any other person under the Plan an amount or number of shares sufficient to cover any required tax withholding with respect to such payment or may take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant, exercise, or settlement of any Award under the Plan. The Company and its Affiliates may require the payment of any such taxes and require that any person furnish information necessary to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award. If approved in advance by the Committee and subject to Applicable Laws, a Participant may, in satisfaction of his or her obligation to pay tax withholding in connection with the exercise, vesting, or other settlement of an Award, elect to (a) make a cash payment to the Company or its Affiliates, (b) have withheld a portion of the shares of Common Stock then issuable to him or her, (c) surrender shares of Common Stock owned by the Participant prior to the exercise, vesting, or other settlement of an Award, in each case, having an aggregate Fair Market Value equal to such tax withholding, or (d) utilize a cashless settlement procedure through a registered broker-dealer pursuant to such cashless settlement procedures that are, from time to time, deemed acceptable by the Committee. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and its Affiliates, each Participant agrees to indemnify and hold the Company and its Affiliates harmless from any failure by the Company and its Affiliates to withhold the proper amount.
13.6    Right of Offset. The Company has the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any undisputed outstanding amounts that the Participant then owes to the Company or its Affiliates (including, without limitation, travel and entertainment, advance account balances, loans, or amounts repayable to the Company or its Affiliates pursuant to clawback policy, tax equalization, housing, automobile, or other employee programs); provided, that the Participant is first offered the opportunity to pay cash for such outstanding amounts. Notwithstanding the foregoing, the Committee has no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan in respect of any Awards or in respect of any non-qualified deferred compensation amounts if such offset would subject the Participant to an additional tax imposed under Section 409A of the Code.
13.7    Waiver of Claims. Each Participant who receives an Award recognizes and agrees that, before being selected by the Committee to receive an Award, he or she has no right to any benefits under such Award. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action, or omission hereunder or under any Award Agreement by the Committee, the Company, its Affiliates, or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Award Agreement for which his or her consent is required by the express terms of the Award Agreement or the Plan).
13.8    Award Agreements. Each Award Agreement shall be subject to the terms and conditions of the Plan and will be either (a) in writing in a form approved by the Committee and executed on behalf of the Company by an individual duly authorized to act on its behalf or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards as the Committee may provide. The Committee may authorize any Officer or any other individual to execute any or all Award Agreements on behalf of the Company.
14.    Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, and the share limits set forth in Section 4 will be equitably adjusted (or substituted), as to the number, price, or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 14, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification, extension, or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-Qualified Stock Options and Stock Appreciation Rights, ensure that any adjustments under this Section 14 will not constitute a modification of such Awards within the meaning of Section 409A of the Code. If, pursuant to an Award Agreement and by reason of an adjustment under this Section 14, a Participant becomes entitled to, or becomes entitled to exercise or settle an Award with respect to, new, additional, or different shares of Common Stock or other securities of the Company or any other entity, such new, additional, or different shares or other securities, as the case may be, will be subject to all of the conditions, restrictions, and performance criteria that applied to the shares subject to the Award prior to such adjustment. Any adjustment provided under this Section 14 may provide for the elimination of any fractional share that might otherwise become subject to an Award.
15.    Effect of Change in Control.
15.1    Treatment of Awards. In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, provide for any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants or all Awards:
(a)    continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;
(b)    substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights, or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof);
(c)    acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or Stock Appreciation Right, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or Stock Appreciation Right without payment of any consideration therefor to the extent such Award is not timely exercised);
(d)    in the case of any Award that vests based on achievement of Performance Goals, determination of the level of attainment of the applicable Performance Goals; and
(e)    cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (i) such payment shall be made in cash, securities, rights, or other property; (ii) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided, that, in the case of an Option or Stock Appreciation Right, if such value equals the excess, if any, of the price or implied price per share of Common Stock in the Change in Control over the exercise price of such Award (the “Intrinsic Value”) multiplied by the number of shares covered by such Award, such value shall be deemed to be valid; provided, further, that, if the Intrinsic Value of an Option or Stock Appreciation Right is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or Stock Appreciation Right for which the exercise price is equal to or exceeds the per-share value of the consideration to be paid in the Change in Control without payment of consideration therefor); and (iii) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided, that the timing of such payment shall comply with Section 409A of the Code.
15.2    Accelerated Vesting of Certain Awards. Except as otherwise determined by the Committee, and subject to the requirements of Section 409A of the Code and any terms and conditions set forth in the applicable Award Agreements or in any severance plan maintained by the Company that applies to the Participant, in the event that a Participant is terminated without Cause within twenty-four months following a Change in Control, then the Participant shall be entitled to accelerated vesting of all of the Participant’s Awards outstanding as of immediately prior to the consummation of such Change in Control to the extent such Awards are continued, assumed, substituted or replaced in accordance with Section 15.1, as follows: (a) any Award that vests solely upon the passage of time shall become vested in full and (b) any Award that vests in whole or in part based on the achievement of Performance Goals shall vest in accordance with the terms of the Award Agreement.
15.3    Participant Consent Not Required. Any action permitted under this Section 15 may be taken without the consent of any Participant.
15.4    Participant Obligations. In addition to the foregoing, in connection with any Change in Control, prior to any payment or adjustment contemplated herein, the Committee may require a Participant to (a) represent and warrant as to the Participant’s unencumbered title to the Awards, (b) bear such Participant’s pro-rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of shares of Common Stock, and (c) deliver customary transfer documentation as reasonably determined by the Committee, including a letter of transmittal or similar acknowledgment as a condition to receiving any payment in respect of his or her Awards in connection with a Change in Control, in which case any Participant who has not returned any such letter or similar acknowledgment within the time period established by the Committee and with due regard for the requirements of Section 409A of the Code for returning any such letter or similar acknowledgement will forfeit his or her right to any payment, and his or her associated Award may be canceled without any payment therefor.
16.    Amendment of the Plan and Awards.
16.1    Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 14 relating to adjustments upon changes in Common Stock and Section 16.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws.
16.2    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants, and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the non-qualified deferred compensation provisions of Section 409A of the Code or to bring the Plan or Awards granted under it into compliance therewith.
16.3    No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.
16.4    Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute a material impairment of a Participant’s rights under an Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.
17.    General Provisions.
17.1    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.
17.2    Clawback. Subject to Applicable Laws, notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the applicable Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by each Clawback Policy, as in effect or as may be adopted or modified from time to time by the Company in its discretion (including, without limitation, to comply with Applicable Laws or stock exchange listing requirements).
17.3    Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
17.4    Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax, or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.
17.5    Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules, and procedures that the Committee deems advisable for the administration of any such deferral program.
17.6    Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board, nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
17.7    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited, or otherwise eliminated.
17.8    Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.
17.9    Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan or in an Award Agreement, solely with respect to any Award that provides for a “deferral of compensation,” as that term is defined under Section 409A of the Code:
(a)    if the definition of Change in Control is required to comply with the requirements of Section 409A of the Code in order for such Award to comply with Section 409A of the Code, then no transaction or series of transactions otherwise constituting a Change in Control, as defined in the Plan, will be considered a Change in Control for such purposes unless it also qualifies as a change in the ownership or effective control of an appropriate entity, or in the ownership of a substantial portion of the assets thereof, within the meaning of Section 409A of the Code;

(b)    if the definition of Disability is required to comply with the requirements of Section 409A of the Code in order for such Award to comply with Section 409A of the Code, then the Participant holding such Award will not be deemed to have experienced a Disability for purposes of determining the payment date of such Award unless the Participant both satisfies the definition of Disability in the Plan and either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer;
(c)    if the definition of termination of Continuous Service is required to constitute a “separation from service” within the meaning of Section 409A of the Code in order for such Award to comply with Section 409A of the Code, then (i) the Participant holding such Award will not be deemed to have experienced a termination of Continuous Service for purposes of determining the payment date of such Award unless the Participant has experienced a termination of Continuous Service, as defined in the Plan, as well as a “separation from service” within the meaning of Section 409A of the Code, and (ii) if the Participant is a “specified employee” for purposes of Section 409A of the Code, the applicable payment (calculated as of such Participant’s separation from service) will be delayed until the day after the first to occur of (A) the day that is six months from the effective date of the separation from service and (B) the date of the Participant’s death, with any delayed amounts being paid or settled, without interest, on such date.
Notwithstanding the foregoing, none of the Company, the Board, the Committee, or any delegate thereof shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code, and none of the Company, the Board, the Committee, or any delegate thereof will have any liability to any Participant for such tax or penalty.
17.10    Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17.10, such provision to the extent possible shall be interpreted or deemed amended so as to avoid such conflict.
17.11    Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.
17.12    Expenses. The costs of administering the Plan shall be paid by the Company.
17.13    Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal, or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability and the remaining provisions shall not be affected thereby.
17.14    Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
17.15    Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments, and adjustments, and to enter into non-uniform and selective Award Agreements.
18.    Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve months before or after the date the Plan is adopted by the Board.
19.    Termination or Suspension of the Plan. The Plan shall terminate automatically on tenth anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 16.1. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
20.    Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to such state’s conflict of law rules.
As adopted by the Board on [DATE], 2026.
As approved by the shareholder of the Company on [DATE], 2026.